UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2005

AmeriCredit Corp.

(Exact name of registrant as specified in its charter)

Texas	1-10667	75-2291093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street, Suite 3900, Fort Worth, Texas 76102

(Address of principal executive offices, including Zip Code)

(817) 302-7000

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 8, 2005, the Stock Option/Compensation Committee of the Board of Directors of AmeriCredit Corp. (the “Company”) made long-term incentive compensation awards to its Chief Executive Officer, its President and its other named executive officers, in the form of Stock Appreciation Rights (“SARs”), under the Amended and Restated 2000 Limited Omnibus and Incentive Plan for AmeriCredit Corp. (the “Plan”). Each SAR consists of the right to receive shares of common stock of the Company, $0.01 par value per share (the “Common Stock”), in an amount whose Fair Market Value (as defined in the Plan) is equal, with respect to the number of shares specified below (the “Shares”), to the excess of (i) the Fair Market Value of Common Stock on the date or dates upon which the Participant converts the SAR or any portion of the SAR to Common Stock, over (ii) the Conversion Price. The Conversion Price is $24.03, which was the closing price of the Company’s Common Stock as of the date of the grant. The SARs granted are subject to vesting schedules of 25% on June 30, 2005, 25% on March 8, 2007, and 50% on March 8, 2008 and expire on March 8, 2010. A copy of the form of the Stock Appreciation Right Agreement is filed herewith as Exhibit 99.1.

The number of shares of the Company’s common stock that may be converted under each of the SARs is as follows:

Name	Title	No. Shares
Clifton H. Morris, Jr.	Chief Executive Officer	160,000
Daniel E. Berce	President	160,000
Chris A. Choate	EVP, Chief Financial Officer and Treasurer	80,000
Mark Floyd	EVP, Chief Operating Officer, Servicing	80,000
Preston A. Miller	EVP, Chief Operating Officer, Originations	80,000

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Business Acquired

None.

(b)	Pro-forma Financial Information

None.

(c)	Exhibits

The following exhibit is filed herewith:

Exhibit No.	Description of Exhibit
99.1	Form of Stock Appreciation Rights Agreement

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmeriCredit Corp.
(Registrant)

Date: March 14, 2005	By:	/s/ CHRIS A. CHOATE
Chris A. Choate
Executive Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Exhibit
99.1	Form of Stock Appreciation Rights Agreement